UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

DG FASTCHANNEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Compensatory Arrangements of Certain Officers

DG FastChannel, Inc. (the “Company”) entered into an Employment Agreement with its Chief Financial Officer, Omar A. Choucair on December 30, 2008, its Executive Vice President of Sales and Operations, Neil Nguyen on December  31, 2008, and its Senior Vice President — SourceEcreative, Pamela Maythenyi on December 23, 2008.

Omar A. Choucair

Pursuant to the Employment Agreement between Mr. Choucair and the Company (the “CFO Agreement”), the Company agreed to employ Mr. Choucair as its Chief Financial Officer from the effective date of the CFO Agreement through December 31, 2011. Under the CFO Agreement, Mr. Choucair is entitled to an annualized base salary of $335,000 for the period from the effective date  through December 31, 2009 (increasing to $345,000 and $355,000 on the anniversaries of the CFO Agreement during its term) and is eligible for an annual bonus up to $145,000,  with the criteria upon which any bonus would be awarded to be determined in the sole discretion of the Compensation Committee (or other applicable committee) of the Board of Directors.  The Company retained the right to increase the base compensation as it deems necessary. In addition, Mr. Choucair will be awarded a stock option to purchase 250,000 shares of the Company’s stock and is entitled to further participate in the Company’s stock option plans, is entitled to four weeks of paid vacation per calendar year and is to receive a car allowance totaling $500 per month for the term of the CFO Agreement. Finally, during the term of the CFO Agreement, the Company shall pay the amount of premiums or other costs incurred for the coverage of Mr. Choucair and his spouse and dependent family members under the Company’s health plan.

The CFO Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the CFO Agreement, if he terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, he shall be entitled to all remaining salary to the end of the employment term, plus salary from the end of the employment term through the end of the second anniversary of the date of termination, at the rate of salary in effect on the date of termination in a lump sum payment. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Following the end of the employment term, upon termination of his employment with the Company for any reason other than Cause, but upon ninety days prior written notice if such termination is by him, the Company shall pay to the employee his salary as then in effect for a period of six months. Under the CFO Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company’s principal office by 20 miles, the transfer to an office other than the principal office or a material breach of the CFO Agreement by the Company. Under the CFO Agreement, Cause includes conviction of or a plea of guilty or nolo contendre by the employee to a felony or certain criminal conduct against the Company, habitual neglect of or failure to perform his duties to the Company or any material breach of the CFO Agreement by the employee.

Neil Nguyen

Pursuant to the Employment Agreement between Mr. Nguyen and the Company (the “EVP Agreement”), the Company agreed to employ Mr. Nguyen as its Executive Vice President of Sales and Operations from the effective date of the EVP Agreement through December 31, 2011. Under the EVP Agreement, Mr. Nguyen is entitled to an annualized base salary of $335,000 for the period from the effective date  through December 31, 2009 (increasing to $345,000 and $355,000 on the anniversaries of the EVP Agreement during its term) and is eligible for an annual bonus up to $140,000,  with the criteria upon which any bonus would be awarded to be determined in the sole discretion of the Compensation Committee (or other applicable committee) of the Board of Directors.  The Company retained the right to increase the base compensation as it deems necessary. In addition, Mr. Nguyen will be awarded a stock option to purchase 200,000 shares of the Company’s stock and is entitled to further participate in the Company’s stock option plans, is entitled to four weeks of paid vacation per calendar year and is to receive a car allowance totaling $500 per month for the term of the EVP Agreement.

The EVP Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the EVP Agreement, if he terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause

(as described below) or death, he shall be entitled to the greater of : (i) all remaining salary to the end of the employment term plus accrued but unused vacation, or (ii) one year of his then annual salary, at the rate of salary in effect on the date of termination in equal bi-weekly installments. If he is terminated by the Company for Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Under the EVP Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company’s principal office by 20 miles, the transfer to an office other than the principal office or a material breach of the EVP Agreement by the Company. Under the EVP Agreement, Cause includes conviction of a felony involving moral turpitude, habitual neglect of or failure to perform his duties to the Company or any material breach of the EVP Agreement by the employee.

Pamela Maythenyi

Pursuant to the Employment Agreement between Ms. Maythenyi and the Company (the “SVP Agreement”), the Company agreed to employ Ms. Maythenyi as its Executive Vice President of Sales and Operations effective December 1, 2008. Under the SVP Agreement, Ms. Maythenyi is entitled to an annualized base salary of $195,000 for the period from the effective date  through December 31, 2009 (increasing to $210,000 and $220,000 on the anniversaries of the SVP Agreement during its term) and is eligible for an annual bonus based upon the percentage of the subsidiary’s budgeted revenue that is actually obtained (if at least 60%) multiplied by $30,000, and is eligible for another $15,000 if the Company meets its budgeted revenue goal.  The Company retained the right to increase the base compensation as it deems necessary. In addition, Ms. Maythenyi is entitled to participate in the Company’s stock option plans, is entitled to four weeks of paid vacation per calendar year and is to receive a car allowance totaling $500 per month for the term of the SVP Agreement.

The SVP Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the SVP Agreement, if she is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, she shall be entitled to all accrued obligations as required under state wage payment law and  all remaining salary to the end of the employment term. If she is terminated by the Company for Cause (as described below), or at the end of the employment term, she shall not be entitled to further compensation.  Under the SVP Agreement, Cause includes conviction of or a plea of guilty or nolo contendre by the employee to a felony or certain criminal conduct against the Company, habitual neglect of or failure to perform her duties to the Company or any material breach of the SVP Agreement by the employee.

The above summary of the Employment Agreements is qualified in its entirety by reference to the full text of the three Employment Agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

10.1	Employment Agreement, dated December 30, 2008, between the Company and Omar A. Choucair
10.2	Employment Agreement, dated December 31, 2008, between the Company and Neil Nguyen
10.3	Employment Agreement, dated December 23, 2008, between the Company and Pamela Maythenyi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DG FASTCHANNEL, INC.
(Registrant)

Date: January 8, 2009
	By:	/s/ Omar A. Choucair
Omar A. Choucair
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated December 30, 2008, between the Company and Omar A. Choucair
10.2	Employment Agreement, dated December 31, 2008, between the Company and Neil Nguyen
10.3	Employment Agreement, dated December 23, 2008, between the Company and Pamela Maythenyi